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                                                                   Exhibit 5.1





                                               March 15, 1995



SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        I am the Executive Vice President, Law and Administration, and General Counsel to Playboy Enterprises, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the company in connection with the issuance of up to 1,176,750 shares (the "Shares") of the Company's Class B Common Stock, $.01 par value, issuable under the Company's 1995 Stock Incentive Plan (the "Plan") pursuant to a Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission on March 20, 1995 (the "Registration Statement").

        I am familiar with the proceedings taken and to be taken by the Company in connection with the authorization, issuance and sale of the Common
Stock, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have examined such documents and such questions of law and fact, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments as I have deemed necessary or appropriate for purposes of this opinion.

        Based on the foregoing, it is my opinion that the Common Stock has been duly authorized, and that the Common Stock to be issued or sold pursuant to the Plan has been duly authorized, and that such stock, when issued or sold in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and I further consent to the use of my name under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                    Respectfully submitted,



                                    /s/Howard Shapiro
                                    -----------------------
                                    Howard Shapiro, Esq.